Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260396, 333-260560, and 333-266652 on Form S-8 and Registration Statement No. 333-268340 on Form S-3, of our reports dated February 27, 2024, relating to the consolidated financial statements of Portillo’s Inc. and the effectiveness of Portillo’s Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 27, 2024